Exhibit 99.1

Press Release

SGH Completes Sale of Majority Stake of SMART Brazil

MILPITAS, Calif.– November 30, 2023 – SMART Global Holdings, Inc. (“SGH” or the “Company”) (NASDAQ: SGH) today announced that the Company, through its wholly owned subsidiary SMART Modular Technologies (LX) S.à.r.l., completed its previously announced sale of 81% of SMART Modular Technologies do Brasil – Indústria e Comercio de Componentes Ltda. (“SMART Brazil”) to Lexar Europe B.V., an affiliate of Shenzhen Longsys Electronics Co., Ltd.

Transaction Summary

Under the terms of the agreement, the purchase price valued 100% of SMART Brazil at an enterprise value of $205 million. This amount has two separate components, an upfront value of $170 million and a deferred value of $35 million.

At closing, SGH received approximately $140 million for 81% of SMART Brazil’s outstanding equity, which amount reflects certain customary adjustments and is net of estimated withholding tax due in connection with the closing. Eighteen months following today’s closing, SGH will receive a deferred cash payment of approximately $28 million (81% of $35 million).

In addition to the upfront and deferred cash payments, SGH has retained a 19% interest in SMART Brazil. During three exercise windows between 2027 and 2029, the parties have a put and call feature for the remaining stake at a put/call price that values 100% of the SMART Brazil business at 7.5x its fiscal year net income.

Advisors

In connection with the transaction, Banco Itaú BBA S.A. acted as financial advisor and Latham & Watkins acted as legal advisor to SGH.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements concerning the sale of SMART Brazil and other transactions contemplated by the purchase agreement, including the deferred cash purchase price to be paid eighteen months following the closing and the exercise of the put/call option. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “believe,” “could,” “will,” “may” and other words of similar meaning. These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: failure to realize the anticipated benefits of the sale of SMART Brazil; the separation and transition of our SMART Brazil business in connection with the sale of SMART Brazil may involve unexpected costs or consequences; completion of the sale of SMART Brazil could impair our ability to protect our trademarks and brand; and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent Annual Report on Form 10-K, including SGH’s future filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from SGH’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

About SGH

At SGH, we design, build, deploy, and manage high-performance, high-availability enterprise solutions that help our customers solve for the future. Across our computing, memory, and LED lines of business, we focus on serving our customers by providing deep technical knowledge and expertise, custom design engineering, build-to-order flexibility and a commitment to best-in-class quality.

Learn more about us at SGHcorp.com.

Investors:

Suzanne Schmidt

Investor Relations

(510) 360-8596

ir@sghcorp.com

PR:

Valerie Sassani

VP Marketing and Communications

(510) 941-8921

pr@sghcorp.com